Exhibit 10.1

Raytheon Company

1991 Stock Plan

As amended October 28, 1998

As amended September 21, 2005

Raytheon Company

1991 Stock Plan

Amended October 28, 1998

Amended September 21, 2005

Section 1.	Establishment and Purpose

The Raytheon Company 1991 Stock Plan (the “1991 Plan”), for eligible employees is established effective March 27, 1991, subject to stockholder approval at the Corporation’s 1991 Annual Meeting. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by employees in order to enhance the profitable growth of the Corporation and otherwise to serve the best interests of the Corporation and its shareholders. By affording eligible employees the opportunity to acquire proprietary interests in the Corporation and by providing them incentives to put forth maximum efforts for the success of the Corporation’s business, the 1991 Plan is expected to contribute to the attainment of those objectives. The maximum number of shares of common stock as to which awards may be granted from time to time under the 1991 Plan shall be 2,000,000. If for any reason, any shares as to which an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are forfeited to the Corporation, or to the extent that any awards under the 1991 Plan denominated in shares or units are paid or settled in cash or are surrendered upon the exercise of an option, then (unless the 1991 Plan shall have been terminated) such shares or units and any shares received by the Corporation upon the exercise of an option, shall become available for subsequent awards under the 1991 Plan (to the same employee who received the original award or to a different employee or employees); provided, however, that shares received by the Corporation upon the exercise of an incentive stock option shall not be available for the subsequent award of additional incentive stock options under the 1991 Plan. Any shares issued by the Corporation in respect of the assumption or substitution of outstanding awards from a corporation or other business entity acquired by the Corporation shall not reduce the number of shares available for awards under the 1991 Plan. No incentive stock option shall be granted hereunder more than ten years after March 26, 1991. The Stock which may be issued under the 1991 Plan may be authorized but unissued Stock or stock now or hereafter held by the Corporation as Treasury Stock; such Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the 1991 Plan.

Section 2.	Definitions

The following terms, as used herein, shall have the meaning specified:

“Board of Directors” means the Board of Directors of Raytheon Company as it may be comprised from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the 1991 Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

“Committee” shall mean the Compensation Committee of the Board of Directors appointed to administer the Plan in accordance with Section 3.

“Corporation” means Raytheon Company including its affiliates and subsidiaries.

“Eligible Employees” Awards will be limited to officers and other employees who are regular full-time employees of the Corporation. In determining the employees to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of employees’ duties, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1991 Plan. A director of the Corporation or of a subsidiary who is not also a regular full-time employee will not be eligible to receive an award.

“Option” shall mean any option granted under the 1991 Plan for the purchase of common stock.

“Participant” means any eligible employee who is approved by the Committee to participate in the 1991 Plan.

“Restricted Award” shall mean a Restricted Unit Award or a Restricted Stock Award.

“Restricted Period” means the designated period of time during which restrictions are in effect with respect to the Restricted Stock or Restricted Units.

“Restricted Stock” means Stock contingently awarded to a Participant under the 1991 Plan subject to the restrictions set forth in Sections 4 and 5.

“Restricted Stock Award” shall mean an award of common stock granted under the restricted award provisions of the 1991 Plan.

“Restricted Units” are units to acquire shares of common stock (or in the sole discretion of the Committee, cash as provided in Section 5.4) which are restricted as provided in Section 5.

“Stock” means shares of common stock of Raytheon Company.

Section 3.	Administration of the Plan

The 1991 Plan shall be administered by the Compensation Committee of the Board of Directors of Raytheon Company. No member of this Committee shall be a Participant in this Plan. If any member of the Committee shall at any time not be a “disinterested person” or shall otherwise not qualify to administer the 1991 Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the 1991 Plan shall be administered by only those members of the Committee who qualify as such disinterested persons or otherwise are so qualified to administer the 1991 Plan in compliance with such rules.

The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1991 Plan, to grant options, to determine the purchase price of the common stock covered by each option, the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or nonqualified options; to grant restricted shares and restricted units and to determine the term of the restricted period and other conditions applicable to such shares or units, the employees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; to interpret the 1991 Plan; to prescribe, amend and rescind rules and regulations relating to the 1991 Plan; to determine the terms and provisions of the option agreements and the restricted share and restricted unit agreements (which need not be identical) entered into in connection with awards under the 1991 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1991 Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 1991 Plan.

The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the 1991 Plan or awards made thereunder, and all members and agents of the Committee shall be fully protected by the Corporation in respect of any such action, determination or interpretation.

Section 4.	Award and Delivery of Restricted Stock or Restricted Units

4.1 At the time a Restricted Stock Award or Restricted Unit Award is made, the Restricted Period applicable to such Restricted Stock Award or Restricted Unit Award shall be established and shall not be less than one year nor more than ten years. Each Restricted Award may have a different Restricted Period. At the time a Restricted Award is made, conditions may be specified for the incremental lapse of restrictions during the Restricted Period and for the termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period, including but not limited to provisions related to a change of control, with respect to all or any portion of the Restricted Stock or Restricted Units.

4.2 All restrictions shall terminate with respect to all Restricted Stock or Restricted Units upon the Participant’s (i) death; or (ii) total disability as evidenced by commencement and continuation for more than one year of benefits under the Corporation’s Long Term Disability Plan (or if not a member of the Long Term Disability Plan the Participant would have been eligible for benefits using Long Term Disability Plan standards); or (iii) retirement at age 65 or later unless otherwise specified in the Restricted Award.

4.3 Each Restricted Award shall be evidenced by a written agreement signed by the Participant and the Chief Executive Officer, or, in the case of a Restricted Award to the Chief Executive Officer, by the Participant and by a member of the Committee (the “award letter”) which shall state the Restricted Period and such other terms and conditions which may be applicable, including payment by the Participant of the par value of the Restricted Stock upon execution of the award letter (the “Purchase Price”) if such payment is required by state law.

Section 5.	Restrictions

5.1 A stock certificate representing the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant’s name but shall be held in custody by the Corporation for the Participant’s account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock including the right to vote such Restricted Stock, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions specified in the award letter; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions specified in the award letter; and (iii) except as set forth in Section 4 or as set forth in the award letter executed pursuant to Section 4, all of the Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock including any stock dividends on such Restricted Stock shall terminate without further obligation on the part of the Corporation unless the Participant has remained a regular full-time employee of the Corporation until the expiration or termination of the Restricted Period and the satisfaction of any other conditions specified in the award letter applicable to such Restricted Stock.

The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any Stock received pursuant to Section 8.

5.2 At the discretion of the Corporation, cash dividends with respect to the Restricted Stock may be either currently paid or withheld by the Corporation for the Participant’s account, and interest shall be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Corporation. Cash dividends so withheld shall not be subject to forfeiture. Stock dividends with respect to the Restricted Stock (if the distribution of such does not generate federal income tax liability to the Participant) shall be held in the Participant’s account and shall be subject to forfeiture. Stock dividends which are taxable to the Participant may, in the discretion of the Committee, be distributed to the Participant. Upon the forfeiture of any Restricted Stock, such forfeited Stock and any stock dividends on such forfeited Stock held for Participant’s account shall be transferred to the Corporation without further action by the Participant and any amounts paid by the Participant upon the issuance of the Restricted Stock shall be returned to the Participant with interest.

5.3 Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 4 or in the award letter applicable to such Restricted Stock, the restrictions applicable to the Restricted Stock shall terminate and a stock certificate for the number of shares with respect to which the restrictions have terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of common stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions terminate) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be. No payment will be required from the Participant upon the delivery of any Restricted Stock, except any payment of par value which may be required by state law and except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be satisfied by withholding an equivalent amount of Stock (valued at fair market value on the date the restrictions terminate) or paid promptly by the Participant upon notification of the amount due and prior to or concurrently with the delivery of a certificate representing such Stock.

5.4 In the case of an award of Restricted Units, no shares of common stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 4, the Corporation shall deliver to the employee or the employee’s beneficiary or estate, as the case may be, one share of common stock for each Restricted Unit with respect to which the restrictions have lapsed (“vested unit”) and cash equal to any dividend equivalents credited with respect to each such vested unit and the interest thereon; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part common stock in lieu of delivering only common stock for the vested units. If a cash payment is made in lieu of delivering common stock, the amount of such cash payment shall be equal to the mean between the highest and lowest sales prices of the common stock as reported in the New York Stock Exchange Composite Tape for the date on which the Restricted Period lapsed with respect to such vested unit, or if there are no sales on such date, on the next preceding day on which there were sales. Upon the occurrence of Change in Control (as defined in Section 11 (b), all outstanding vested units (including Restricted Units whose restrictions have lapsed as a result of the occurrence of such Change in Control) and credited dividend equivalents shall be payable as soon as practicable but in no event later than ninety days after such Change in Control in cash, in shares of common stock, or part in cash and part in common stock, as the Committee, in its sole discretion, shall determine. To the extent that an employee receives cash in payment for his or her vested units, such employee shall receive an amount equal to the fair market value of the shares of common stock he or she would have received had he or she been delivered common stock.

Section 6.	Termination of Employment

Unless otherwise determined by the Compensation Committee, or otherwise provided in the award letter, if a Participant to whom Restricted Stock has been granted ceases to be an employee of the Corporation prior to the end of the Restricted Period and the satisfaction of any other conditions specified in the award letter, for any reason other than the reasons specified in Section 4, the Participant shall immediately forfeit all Restricted Stock and stock dividends thereon. Nothing in the 1991 Plan or in any Restricted Award or option granted pursuant to the 1991 Plan shall confer upon any employee any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate such employment at any time.

Section 7.	Options

Each employee to whom an Option is granted under the 1991 Plan shall, as consideration therefor, remain in continuous employ of the Corporation for twelve months from the date of the granting of such Option before the employee can exercise any part thereof, and said options shall, subject to the limitations on incentive stock options set forth below, be exercisable in full at the expiration of twelve months from the date of grant. Notwithstanding the foregoing, in the case of Options granted under the 1991 Plan in substitution of outstanding options or awards granted by a corporation or other business entity acquired by the Corporation (a “Substitute Option”), the date of granting of such Substitute Option shall be deemed to be the date of the original grant of the option being substituted (a “Substituted Option”) by the corporation or other business entity acquired by the Corporation and an employee’s service in the continuous employ of such acquired corporation or business entity since the grant of the Substituted Option shall be included for purposes of determining the length of said employee’s service in the continuous employ of the Corporation. When an employee to whom an Option has been granted takes an authorized leave of absence (which does not constitute a cessation of employment pursuant hereto), the period of time elapsed during such leave of absence, shall be included in computing the dates upon which any part of the Option becomes exercisable, except to the extent that the Committee in its discretion otherwise determines. The Committee may, in its sole discretion, cancel in whole or in part, the unexercised portion of any Option at any time that it determines that the optionee is not performing satisfactorily the duties to which he or she was assigned on the effective date of the grant of the Option to him or her, or duties of at least equal responsibility.

Except as otherwise provided below, no option shall be exercised unless at the time of such exercise the holder of the Option is in the employment of the Corporation. Employees who are on authorized leave of absence or who are on salary continuance or vacation subsequent to the last day worked as defined herein are not “in the employment of the Corporation or one of its subsidiaries” for purposes of this Section. Employees who retire while on vacation, leave of absence or salary continuance, shall be deemed to have retired at the close of business on the last day worked.

Each incentive option granted hereunder shall by its terms provide: (a) that such Option shall not be exercised after expiration of ten years from the effective date of granting such Option and (b) that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual employee during any calendar year (under all incentive stock option plans of Raytheon Company and its subsidiary corporations) shall not exceed $100,000. No incentive stock option shall be granted if the exercise thereof would cause the optionee to become the holder of ten percent or more of the Corporation’s common stock. Incentive options may contain such additional provisions as may be required in order to be “incentive stock options” under the Code.

Nonqualified options shall not be exercisable after expiration of eleven years from the effective date of grant. Subject to the foregoing, an Option granted under the Plan shall be exercisable in whole or at any time at the expiration of one year from the date of grant or in part from time to time thereafter but in no case may an option be exercised for a fraction of a share.

Incentive options granted hereunder and nonqualified options granted to individuals other than Company Officers shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the holder thereof only by him or her. Nonqualified options granted hereunder to a Company Officer may be transferred to a member of such Company Officer’s Immediate Family or trusts established solely for the benefit of such Immediate Family members. The holder of an Option or his or her legal representatives, legatees, or distributees, or permitted transferees, as the case may be, shall have none of the rights of a stockholder with respect to any shares subject to such Option until such shares have been issued to him or her under the terms of this Plan.

7.1 Procedure for Exercise

(a) An Option may be exercised only by submitting to the Office of the Vice President – Human Resources a completed copy of an exercise form preceded (except as otherwise provided by paragraph (b) of this Section 7.1) by wire transfer of immediately available funds or accompanied (except as otherwise provided by paragraph (b) of this section 7.1) by a certified or cashier’s check payable to the order of the Company or shares of the Corporation’s common stock held by the Participant for at least six months with a current fair market value equal to the full amount of the total price of the shares for which the Option is to be exercised. The Option will be deemed to have been exercised only when the completed form with such payment has been received by the Office of the Vice President – Human Resources. A request for exercise which is received by the Office of the Vice President – Human Resources after the expiration of such Option or after the expiration of the time within exercise which is permitted pursuant to the Plan, whichever is earlier, shall not be valid exercise.

Certificates for shares tendered must be endorsed or accompanied by signed stock powers with the signature guaranteed by a U.S. commercial bank or trust company or by a brokerage firm having membership on the New York Stock Exchange. Shares tendered in payment will be valued at the average of the high and low trade prices for the day preceding the date of exercise as published in The Wall Street Journal. Any deficiency in the option exercise price shall be paid by certified or cashier’s check.

(b) In lieu of payment by wire transfer, certified or cashier’s check or other shares of the Corporation’s common stock held by the Participant for at least six months as described in paragraph (a) of this Section 7, an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in paragraph (a) of this Section 7 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Corporation a number of the shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Optionee further elects, the Optionee’s withholding obligations with respect to such exercise referred to in Section 13, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate exercise price and, if the Optionee has so elected, the amount of such withholding obligation. The Corporation shall not be required to deliver to such securities broker any stock certificate for such shares (which delivery may be by book-entry) until it has received from the broker such exercise price and, if the Optionee has so elected, such withholding obligation amount.

7.2 Time of Granting Options

The granting of an Option pursuant to the Plan shall be deemed to take place at the time when the Committee shall take action authorizing the grant of such Option or at such subsequent time as the Committee shall designate, provided, however, that all grants shall be deemed to be conditioned upon the optionee being an employee of the Corporation on the effective date of the grant.

7.3 Termination of Employment

If a holder of an Option shall retire, take leave of absence, or shall cease to be employed by the Corporation for any reason other than death after he or she shall have been continuously so employed for twelve months from and after the date of the granting of an Option, he or she may, but only within the period of time listed below immediately succeeding the last day worked prior to such retirement, leave of absence or cessation, exercise such option:

Reason for Absence from Work	Time Following Last Day Worked Within Which Option May Be Exercised
Retirement	Three Years

Medical Leave of Absence	During Such Leave

Personal Leave of Absence	Three Months

Discharge for cause or other severance of employment determined by Committee to warrant termination of option	None

Layoff	One Year

Quit	Three Months

In no event may an Option be exercised following its expiration or cancellation.

For purposes of the 1991 Plan, “last day worked” means the last day on which the holder was responsible for performing his or her assigned duties for the Corporation. Any period of accrued vacation or salary continuance for which the holder may be eligible as of his or her retirement or cessation of employment shall not extend the period in which options must be exercised. Transfer of employment between corporations in the group comprised of the Corporation and its subsidiaries shall not be deemed a cessation of employment. Whether a leave of absence for other than medical reasons, duly authorized by the Corporation shall constitute a cessation of employment for purposes of the 1991 Plan shall be determined by the Committee, which determination unless overruled by the Board of Directors, shall be final and conclusive. The grant of an Option will not confer upon a holder of an Option any right with respect to continuance of employment by the Corporation, nor will it interfere in any way with his or her right, or his or her employer’s right, to terminate his or her employment at any time.

7.4 Death of Holder

In the event of the death of a holder of an Option while in the employ of the Corporation, or during a period following the last day worked within which the Option of such holder was permitted to be exercised, the Option shall be exercisable only within twelve months following such death (but not later than the expiration date of the Option) and then only (a) by his or her estate or by the person or persons who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the decedent, and (b) if and to the extent that he or she was entitled to exercise the Option at the date of his or her death.

7.5 Option Price

The purchase price under each incentive stock option shall be not less than one hundred percent of the fair market value of such shares at the time such Option is granted. Other options may be granted at such prices above or below the fair market value of the shares as the Committee may determine.

Section 8.	Changes in Capitalization

In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the maximum aggregate number of shares available under the 1991 Plan and the number of shares covered by each previously granted Option and Restricted Award, if any, shall be proportionally adjusted by the Board of Directors with such determination being conclusive.

Section 9.	Effective Date

The 1991 Plan is effective as of March 27, 1991, subject to the approval of the stockholders at the Corporation’s 1991 Annual Meeting. The Committee may, at its discretion, grant Options and Restricted Stock Awards under the 1991 Plan subject to such stockholder approval of the 1991 Plan. Options and Restricted Stock Awards, issuance or delivery of stock upon exercise of options or upon expiration of restrictions on Restricted Stock shall be expressly subject to the conditions that, to the extent required by law at the time of exercise of Options or grant of Restricted Stock Awards, issuance or delivery, (i) the shares of Stock shall be duly listed upon the New York Stock Exchange; and (ii) if the Corporation deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such stock shall be effective.

Section 10.	Designation of Beneficiary

A Participant may, with the consent of the Committee, designate a person or persons to receive Restricted Stock to which the Participant is entitled in the event of the Participant’s death. Such designation shall be made in writing upon forms supplied by and delivered to the Committee, and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, the Participant’s Restricted Stock shall be distributed in accordance with his will or, if intestate, the laws of descent and distribution.

Section 11.	Lapse at Discretion of the Committee; Lapse Upon Termination Following a Change in Control

(a) The Committee shall have the authority to accelerate the time at which the restrictions on Restricted Stock and Restricted Units will lapse or to remove any of such restrictions whenever it may decide in its absolute discretion that, by reason of changes in applicable tax, securities, or other laws or other changes in circumstances arising after the date of the Award, such action is in the best interest of the Company, and equitable to the Participant, his heirs, or designated beneficiaries.

(b) The restrictions on Restricted Stock and Restricted Stock Units shall lapse and Nonqualified Stock Options issued hereunder become exercisable immediately upon a Change in

Control of the Corporation. “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than those Persons in control of the Corporation as of the date hereof or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities; or

(ii)	A change in the Board such that individuals who as of the date hereof constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)	The consummation of: (a) a plan of complete liquidation of the Corporation; (b) an agreement for the sale or disposition of all or substantially all of the Corporation’s assets; (c) a merger, consolidation or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event shall a Change in Control be deemed to have occurred for purposes of this Agreement if Participant is included in a Person that consummates the Change in Control. A Participant shall not be deemed to be included in a Person by reason of ownership of (i) less than 3% of the equity in the Person or (ii) an equity interest in the Person which is otherwise not significant as determined prior to the Change of Control by a majority of the non-employee continuing directors of the Corporation.

Section 12.	Compliance with Securities and Exchange Commission Requirements

No certificate for shares of Stock distributed pursuant to the Plan shall be executed and delivered until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of

1934, as amended, or any other applicable laws, and the requirements of any exchange on which the Stock may, at the time, be listed.

Section 13.	Compliance with Tax Laws

To the extent required by applicable federal, state or local laws or regulations, the Corporation may withhold from any cash to be distributed to a Participant pursuant to the Plan or from salary or other compensation payable to the Participant amounts sufficient to comply with the Corporation’s obligations under such laws or regulations. The Corporation may require the Participant, as a condition to delivering shares upon exercise of nonqualified stock options (whether for cash or stock) or as a condition to delivery of restricted stock which becomes deliverable pursuant to the Plan, to pay to the Corporation amounts sufficient to meet the Corporation’s obligations under such laws or regulations.

Section 14.	Termination and Amendment

The Board of Directors of the Corporation may suspend, terminate, modify or amend the 1991 Plan, provided that any amendment that would increase the aggregate number of shares of Stock which may be issued under the 1991 Plan, materially increase the benefits accruing to Participants under the 1991 Plan, or materially modify the requirements as to eligibility for participation in the 1991 Plan, must be approved by the Corporation’s stockholders, except that any such increase or modification that may result from adjustments authorized by Section 8 shall not require such approval. If the 1991 Plan is terminated, the terms of the 1991 Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom a Stock Option or Restricted Stock Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award Stock Option or Restricted Stock Award.

Section 15.	Duration

The 1991 Plan shall remain in effect until all Stock Options have been exercised or expired and until all Restricted Stock shall have been delivered without restrictions or forfeited under the 1991 Plan provided that no Stock Options shall be granted and no Restricted Stock Awards shall be made under the Plan after March 26, 2001.

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